SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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QUALSTAR CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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February 15, 2005
Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of Shareholders of Qualstar Corporation to be held on Thursday, March 17, 2005, at the Grand Vista Hotel located at 999 Enchanted Way, Simi Valley, California 93065, beginning at 9:30 a.m. Pacific Time.
      At this meeting you will be asked to elect six directors to serve a term of one year. We urge you to read the attached Notice of Annual Meeting and Proxy Statement, which contains detailed information about management’s nominees and other matters related to the Annual Meeting. In addition to the formal business to be conducted, management will report on developments of the past year and respond to questions and comments of general interest to shareholders.
      It is important that your shares be represented. Therefore, even if you presently plan to attend the Annual Meeting, please complete, sign and date and promptly return the enclosed proxy card in the envelope provided. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.
      I look forward to seeing you at the Annual Meeting.

Sincerely,

William J. Gervais
Chief Executive Officer and President

QUALSTAR CORPORATION
3990-B Heritage Oak Court
Simi Valley, California 93063

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On March 17, 2005

       NOTICE IS HEREBY GIVEN that Qualstar’s Annual Meeting of Shareholders (the “Annual Meeting”) will be held at the Grand Vista Hotel located at 999 Enchanted Way, Simi Valley, California 93065, on Thursday, March 17, 2005, at 9:30 a.m. Pacific Time, for the following purposes:

1. To elect six directors to serve one year terms expiring at the next Annual Meeting of Shareholders, or until their successors have been duly elected and qualified; and

2. To transact any other business as may properly come before the Annual Meeting and any adjournment thereof.
      Shareholders of record at the close of business on February 4, 2005, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors

Richard A. Nelson
Secretary
Simi Valley, California
February 15, 2005
YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

QUALSTAR CORPORATION
3990-B Heritage Oak Court
Simi Valley, California 93063

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held On March 17, 2005
General Information
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Qualstar Corporation, a California corporation, for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, March 17, 2005, at 9:30 a.m. Pacific Time. The Annual Meeting will be held at the Grand Vista Hotel located at 999 Enchanted Way, Simi Valley, California 93065. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about February 15, 2005.
Voting and Solicitation of Proxies
      On February 4, 2005, the record date with respect to this solicitation, 12,253,117 shares of our common stock were outstanding. No other securities are entitled to vote at the Annual Meeting. Only shareholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each shareholder of record is entitled to one vote for each share held as of the record date on all matters to come before the Annual Meeting and at any adjournment thereof.
      Quorum. The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. We count proxies marked “withhold authority” as to any director nominee or “abstain” as to a particular proposal as well as broker non-votes for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.
      Vote Required. The six director nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote will be elected as directors. Accordingly, proxies marked “withhold authority” and broker non-votes will have no effect in determining which directors receive the highest number of votes. The approval of any other matter that properly comes before the Annual Meeting will require the affirmative votes of a majority of the shares present or represented and entitled to be voted at the Annual Meeting.
      The shares represented by all valid proxies received will be voted in accordance with the instructions specified therein. Unless otherwise directed in the proxy, the persons named therein will vote FOR the election of each of the director nominees named below. As to any other business that may properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment. We presently do not know of any other business which will be presented for consideration at the Annual Meeting.
      Solicitation. Proxies for use at the Annual Meeting are being solicited by our Board of Directors. Proxies will be solicited principally by mail. If desirable, to ensure a quorum at the Annual Meeting, our officers, directors, agents and employees may contact shareholders, banks, brokerage houses and others, by telephone, facsimile or in person to request that proxies be furnished. Qualstar will bear all expenses incurred in connection with this solicitation. These costs include reimbursements to banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock. However, officers, directors and employees will not receive additional compensation for these services.

Revocability of Proxies
      An executed proxy may be revoked at any time before its exercise by delivering to the Secretary of Qualstar a written notice of revocation or a duly executed proxy bearing a later date. Prior to the date of the Annual Meeting, any notice of revocation or subsequent proxy must be delivered to our Secretary at 3990-B Heritage Oak Court, Simi Valley, California 93063, the principal executive office of Qualstar. On the date of the Annual Meeting, such notice or subsequent proxy should be delivered in person at the Annual Meeting prior to the time of the vote. Accordingly, the execution of the enclosed proxy will not affect a shareholder’s right to vote in person should such shareholder find it convenient to attend the Annual Meeting and desire to vote in person, so long as the shareholder has revoked his or her proxy prior to its exercise in accordance with these instructions.
ELECTION OF DIRECTORS
(Proposal 1)
      In accordance with Qualstar’s bylaws, the number of directors constituting the Board of Directors is currently fixed at six. All six directors are to be elected at the Annual Meeting and will hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and have qualified. It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the six nominees proposed by the Board. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board, or the number of directors may be reduced accordingly. All of the nominees named below have consented to being named herein and to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve.
      The following table provides information regarding the nominees, their ages, the year in which each first became a director of Qualstar, their principal occupations or employment during the past five years, directorships held with other public companies, and other biographical data:

Name and Age	Business Experience During Last Five Years and Other Directorships

William J. Gervais(62)	William J. Gervais is a founder of Qualstar, has been our President and a director since our inception in 1984, and was elected Chief Executive Officer in January 2000. From 1984 until January 2000, Mr. Gervais also served as our Chief Financial Officer. From 1981 until 1984, Mr. Gervais was President of Northridge Design Associates, Inc., an engineering consulting firm. Mr. Gervais was a co-founder, and served as Engineering Manager from 1976 until 1981, of Micropolis Corporation, a former manufacturer of hard disk drives. Mr. Gervais earned a B.S. degree in Mechanical Engineering from California State Polytechnic University in 1967.
Richard A. Nelson(61)	Richard A. Nelson is a founder of Qualstar and has been our Vice President of Engineering, Secretary and a director since our inception in 1984. From 1974 to 1984, Mr. Nelson was self employed as an engineering consultant specializing in microprocessor technology. Mr. Nelson earned a B.S. in Electronic Engineering from California State Polytechnic University in 1966.

Name and Age	Business Experience During Last Five Years and Other Directorships

Carl W. Gromada(63)	Carl W. Gromada is being nominated for election as a director of Qualstar for the first time. From 1996 to 2000, Mr. Gromada served as Chief Executive Officer, and a member of the board of directors of Computer Resources Unlimited, Inc., a company involved in the design, manufacture and sale of a broad line of products for the computer storage industry. From 2000 to the present, Mr. Gromada has been a consultant and a private investor. Mr. Gromada received a B.S. degree in Business Administration from Temple University in 1965.
Jose M. Miyar(64)	Jose M. Miyar is being nominated for election as a director of Qualstar for the first time. Mr. Miyar is a Certified Public Accountant and has been engaged in private practice in accounting and tax return preparation from 1978 to the present. Mr. Miyar received a B.S. degree in Finance from California State University at Los Angeles in 1965, and an MBA degree from the University of Southern California in 1972.
Robert E. Rich(54)	Robert E. Rich has served as a director of Qualstar since January 2000. Mr. Rich has been engaged in the private practice of law since 1975 and has been a shareholder of Stradling Yocca Carlson & Rauth, legal counsel to Qualstar, since 1984. Mr. Rich received a B.A. degree in Economics from the University of California, Los Angeles in 1972 and his J.D. degree from the University of California, Los Angeles in 1975.
Robert T. Webber(63)	Robert T. Webber has served as a director of Qualstar since January 2000. Mr. Webber is currently a management and air combat effectiveness consultant. Prior to his retirement in 1999, Mr. Webber was employed for 32 years by Lockheed-Martin Skunk Works and its predecessors, where he served in various positions, most recently as Chief Engineer and Division Manager for the Systems Requirements & Analysis Division. Mr. Webber currently serves on the executive board of the National Defense Industrial Association’s Combat Survivability Division, a professional trade association. Mr. Webber received a B.S. degree in Engineering from the University of California, Los Angeles in 1963 and an M.B.A. degree from Pepperdine University in 1971.
INFORMATION REGARDING THE BOARD AND ITS COMMITTEES
Board Committees and Meetings
      During the fiscal year ended June 30, 2004, our Board of Directors met five (5) times and the committees of our Board held a total of thirteen (13) meetings. Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board, if any, on which he served during fiscal 2004. Although we have no formal policy requiring director attendance at annual meetings of shareholders, we schedule the annual meeting for a date that is convenient for all directors to attend. All incumbent directors attended the 2004 annual meeting of shareholders. Our Board has determined that the following four incumbent directors satisfy the current “independent director” standards established by rules of The Nasdaq Stock Market, Inc. (“Nasdaq”): Bruce E. Gladstone, Robert E. Rich, Trude C. Taylor and Robert T. Webber. Messrs. Gladstone and Taylor will not stand for reelection at the 2005 Annual Meeting. Our Board has determined that Carl Gromada and Jose M. Miyar, who have been nominated by our Board for election as directors for the first time, also satisfy the current Nasdaq standards for independence. There are no family relationships among any of the directors, director nominees or executive officers of Qualstar. The independent directors meet in executive session on a regular basis without any management directors or employees present.
      Our Board has two standing committees: the Audit Committee and the Compensation Committee.
      The Audit Committee is currently comprised of Bruce E. Gladstone, Trude C. Taylor and Robert T. Webber. All members of the Audit Committee are non-employee directors and satisfy current Nasdaq standards with respect to independence, financial expertise and experience. Our Board of Directors has determined that Mr. Taylor meets the Securities and Exchange Commission’s definition of “audit committee financial expert.” The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent registered public accounting firm engaged to audit the Company’s financial statements. A copy of our Audit Committee Charter is attached as Exhibit A to this proxy statement. The Audit Committee held nine meetings during fiscal 2004. To ensure independence, the Audit Committee also meets separately with our independent public accountants and members of management.
      The Compensation Committee is currently comprised of Bruce E. Gladstone, Trude C. Taylor and Robert T. Webber. The Compensation Committee reviews and recommends the salaries and bonuses of our executive officers, establishes compensation and incentive plans for our executive officers, and determines other fringe benefits. The Compensation Committee held four meetings during fiscal 2004.
      We do not have a nominating committee. Instead, the Board, as a whole, identifies and screens candidates for membership on the Board. A majority of our Board consists of independent directors. Our Board also includes the two founders of Qualstar, Messrs. Gervais and Nelson, who are still actively involved in the management of the Company and own, in the aggregate, more than 39 percent of the outstanding shares of our common stock. Accordingly, we believe that it is important that the two founders participate in the selection of nominees to the Board and, therefore, we do not have a separate nominating committee. The two new nominees for election as directors, Messrs. Gromada and Miyar, were recommended for nomination by our two founders.
      We do not have a formal written charter regarding the nomination process, and no specific minimum qualifications for director nominees have been established. In general, however, persons considered for nomination to the Board must have demonstrated outstanding achievement, integrity and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the Company and our shareholders, and must be willing and able to devote the necessary time for Board service. To comply with regulatory requirements, a majority of Board members must qualify as independent directors under Nasdaq rules, and at least one Board member must qualify as an “audit committee financial expert” under SEC rules. The Board considers potential candidates recommended by current directors, company officers, employees and others, although no procedure has been established for shareholders to recommend candidates to be considered as director nominees.
Shareholder Communications with the Board
      Shareholders wishing to communicate with the Board of Directors or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member, and mailing the correspondence to: Attention: Corporate Secretary, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, California 93063. The envelope should indicate that it contains a shareholder communication. All such shareholder communications will be forwarded to the director or directors to whom the communications are addressed.
Compensation of Directors
      Each of our non-employee directors receive $2,000 per quarter plus $1,000 for each Board meeting attended as compensation for their service on the Board, and are reimbursed for expenses incurred in connection with attendance at meetings of the Board and any committees on which they serve. Directors who serve on the Audit Committee of our Board receive an additional fee of $1,000 per quarter plus an attendance fee of $500 per meeting if the Audit Committee meeting is held in conjunction with a meeting of the full Board, and $1,000 per meeting if held on a day when the full Board does not meet. Directors who serve on the Compensation Committee of our Board receive an additional fee of $500 for attending meetings of that committee that are held on a day when the full Board does not meet. An attendance fee of $250 per meeting is paid for telephonic meetings of the full Board or of a committee on which a director is a member. No fees are paid for service on the Board to directors who are employees of Qualstar.
      Directors are eligible to receive options and rights to purchase restricted stock under our 1998 Stock Incentive Plan. In January 2000, we granted to each of our four non-employee directors the right to purchase 54,000 shares of restricted stock at a price of approximately $2.78 per share, which each director purchased with a full-recourse promissory note. All of these promissory notes have been repaid in full.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information with respect to the beneficial ownership of our common stock as of January 31, 2005 for:

•	each person (or group of affiliated persons) who we know beneficially owns more than 5% of our common stock;

•	each of our directors and nominees for election to the Board;

•	each of the named executive officers; and

•	all of our directors and executive officers as a group.
      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Except as indicated by footnote, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable. The percentage of shares beneficially owned is based on 12,253,117 shares of common stock outstanding as of January 31, 2005. Shares of common stock subject to options currently exercisable or exercisable within 60 days of January 31, 2005, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. The address for those individuals for which an address is not otherwise indicated is: c/o Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, California 93063.

			Options
			Exercisable	Beneficial Ownership
	Common		Within 60
Name	Shares Owned		Days(1)	Number	Percent

William J. Gervais	2,881,350		—	2,881,350	23.5%
Richard A. Nelson	1,992,250		—	1,992,250	16.3%
Wells Capital Management Inc.	1,657,850	(2)	—	1,657,850	13.5%
525 Market Street, 10th Floor
San Francisco, CA 94105
Wellington Management	1,247,300	(3)	—	1,247,300	10.2%
75 State Street
Boston, MA 02109
Fidelity Management & Research Company	1,225,703	(4)	—	1,225,703	10.0%
82 Devonshire Street
Boston, MA 02109
Carl Gromada	47,271		—	47,271	*
Jose M. Miyar	12,000		—	12,000	*
Bruce E. Gladstone	54,000		—	54,000	*

		Options
		Exercisable	Beneficial Ownership
	Common	Within 60
Name	Shares Owned	Days(1)	Number	Percent

Trude C. Taylor	150,420	—	150,420	1.2%
Robert E. Rich	131,400	—	131,400	1.1%
Robert T. Webber	88,000	—	88,000	*
Frederic T. Boyer	—	50,000	50,000	*
Robert K. Covey	140,080	15,000	155,080	1.3%
David L. Griffith	—	60,000	60,000	*
Thomas J. Studebaker	—	20,000	20,000	*
All directors and officers as a group (13 persons)	5,496,771	175,000	5,671,771	45.6%

*	Less than 1.0%

(1)	Represents shares that may be acquired upon exercise of stock options which are either currently vested or will vest within 60 days of January 31, 2005.

(2)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 21, 2005, Wells Fargo & Company, as the parent holding company of Wells Capital Management Incorporated, an investment adviser, beneficially owns 1,657,850 shares. It has sole voting power as to 1,600,100 shares and sole dispositive power as to 1,657,850 shares.

(3)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004, Wellington Management Company, LLP, in its capacity as an investment adviser, beneficially owns 1,247,300 shares. It has shared voting power as to 699,300 shares and shared dispositive power as to 1,247,300 shares.

(4)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004, FMR Corporation, as the parent holding company of Fidelity Management & Research Company, an investment adviser, beneficially owns 1,225,703 shares and has sole dispositive power over these shares but no voting power. Fidelity Management & Research Company has shared voting power as to 1,225,703 shares.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table summarizes all compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered in all capacities to us during the fiscal year ended June 30, 2004. These individuals are referred to as our named executive officers in other parts of this proxy statement. The amounts shown below under “All Other Compensation” represent matching contributions under our 401(k) plan.

				Long Term
				Compensation Awards
	Annual Compensation
				Securities	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Underlying Options (#)	Compensation ($)

William J. Gervais	2004	$185,000	—	—	—
Chief Executive Officer	2003	$180,600	—	—	—
and President	2002	160,300	—	—	—
Thomas J. Studebaker(1)	2004	187,000	—	—	$1,100
Vice President of Advanced	2003	187,000	—	40,000	650
Development	2002	43,200	—	—	—
Robert K. Covey	2004	167,000	—	—	1,700
Vice President of Marketing	2003	162,600	—	—	1,600
	2002	158,300	—	20,000	1,600
David L. Griffith(2)	2004	165,000	—	—	—
Vice President of Operations	2003	160,600	—	—	—
	2002	110,100	—	80,000	—
Frederic T. Boyer(3)	2004	175,000	—	—	2,600
Vice President and Chief	2003	111,700	10,000	100,000	—
Financial Officer	2002	—	—	—	—

(1)	Thomas J. Studebaker became our Vice President of Advanced Development in April 2002.

(2)	David L. Griffith became our Vice President of Operations in October 2001.

(3)	Frederic T. Boyer became our Vice President and Chief Financial Officer in October 2002.

Option Grants in Last Fiscal Year
      The following table sets forth certain information concerning grants of options to each of the named executive officers during the year ended June 30, 2004. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or “option spreads” that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent Qualstar’s estimate or projection of future common stock prices, and no assurance can be given that any appreciation will occur or that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

Potential
Realizable Value at
Assumed Annual
Rates of Stock
		Percent of			Price Appreciation
		Total Options			for Option
	Options	Granted to	Exercise		Term(2)
	Granted	Employees in	Price	Expiration
Name	(# of Shares)(1)	Fiscal Year	($/Share)	Date	5% ($)	10% ($)

William J. Gervais	—	—	—	—	—	—
Thomas J. Studebaker	—	—	—	—	—	—
Robert K. Covey	—	—	—	—	—	—
David L. Griffith	—	—	—	—	—	—
Frederic T. Boyer	—	—	—	—	—	—

(1)	The per share exercise price of all options granted is the fair market value of Qualstar’s common stock on the date of grant. Options have a term of 10 years and become exercisable in four equal annual installments commencing one year after the grant date.

(2)	The potential realizable value is calculated from the exercise price per share, assuming the market price of Qualstar’s common stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the common stock.
Options Exercised and Fiscal Year-End Values
      The following table sets forth information regarding options exercised by our named executive officers during the fiscal year ended June 30, 2004, the number of shares covered by both exercisable and unexercisable options as of June 30, 2004, and the value of unexercised in-the-money options held by our named executive officers as of June 30, 2004.
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options at
	Shares		Options at June 30, 2004		June 30, 2004(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William J. Gervais	—	—	—	—	—	—
Thomas J. Studebaker	—	—	20,000	20,000	$7,600	$7,600
Robert K. Covey	—	—	10,000	10,000	1,800	1,800
David L. Griffith	—	—	40,000	40,000	70,000	70,000
Frederic T. Boyer	—	—	25,000	75,000	47,250	141,750

(1)	Represents the closing sale price of our common stock on June 30, 2004 ($6.12), less the exercise price per share, multiplied by the number of shares subject to the options held by the named executive officer.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions
      During the fiscal year ended June 30, 2004, the members of the Compensation Committee of our Board of Directors were Bruce E. Gladstone, Trude C. Taylor and Robert T. Webber. No executive officer of Qualstar serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors. No member of the Compensation Committee is, or ever has been, an employee or officer of Qualstar.
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Introduction
      The Compensation Committee of the Board of Directors is composed of three non-employee directors who satisfy the current independence standards established by Nasdaq. The Compensation Committee is responsible for reviewing and establishing proposed levels of executive officer compensation, including base salaries, bonuses and stock option grants. The Committee then submits its specific recommendations to the full Board for its approval. The following report is submitted by the Compensation Committee.
Compensation Philosophy
      Qualstar’s compensation program is intended to attract, retain, motivate and reward highly qualified executives who are expected to manage both the short-term and long-term success of Qualstar. The level of compensation that is paid to executive officers is based on both the performance of Qualstar and the individual officer. Qualstar’s performance is judged primarily upon the operating results and profitability for the immediately preceding fiscal year. Individual performance is measured based on an evaluation of the executive officer’s particular responsibilities, his performance in the prior year, and his general management skills.
Compensation Program
      Qualstar’s compensation program for executive officers consists of cash compensation, both fixed and variable, and, if the situation warrants, equity based compensation. The principal elements of this program are the following:
      Salary. The base salary component of an executive officer’s compensation is intended to reward the executive for normal levels of performance, as opposed to the bonus component which is intended to compensate for performance exceeding expected levels. When reviewing base salaries, the Committee will consider the following factors: (1) individual performance, (2) the performance of Qualstar and the extent to which the executive contributed to that performance, and (3) the executive’s level of responsibility and prior experience. The Committee will also review published information regarding the compensation of executives at companies comparable to Qualstar to ascertain whether or not Qualstar’s compensation rates are both competitive and reasonable. Lastly, the CEO’s evaluation of the performance and his recommendation regarding the compensation of other executive officers is also considered.
      Bonus Compensation. Bonuses paid to executive officers are based primarily on whether Qualstar achieves targeted levels of revenue and specified percentages of income before taxes, which are established each year by the Board based on recommendations of the Committee. Achievement of specific individual objectives as well each executive officer’s performance are also considered by the Committee in determining whether a cash bonus should be awarded to an executive and, if so, also the amount of the bonus to be awarded. The recommendation of the CEO is also considered in determining the amount of any bonus.
      Stock Options. In order to align the financial interests of executive officers with those of the shareholders, the Board of Directors grants stock options to its executives on a periodic basis. Options are granted with an exercise price equal to the market value of Qualstar’s shares on the date of grant. Since the financial reward provided by stock options will be dependent on appreciation in the market value of Qualstar’s shares, stock options effectively reward executives only for performance that results in improved market performance of our common stock, which directly benefits all shareholders. Generally, the number of shares included in each stock option grant is determined based on an evaluation of the executive’s importance to the future performance of Qualstar, as well as his past performance. Options are granted on terms that provide that they will become exercisable (or “vest”) in annual or other periodic installments (such as, for example, 25% per year over four years), so that if an executive’s employment is terminated, whether by Qualstar or by the executive, prior to the full vesting of the options, the unvested portion terminates automatically, thereby creating an incentive for the executive to remain in Qualstar’s employ for at least the vesting period.

Members of the Compensation Committee

Bruce E. Gladstone
Trude C. Taylor
Robert T. Webber
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      In January 2000, each of our four non-employee directors purchased 54,000 shares of restricted stock pursuant to our 1998 Stock Incentive Plan at a price of approximately $2.78 per share, which was the fair market value of our stock on the date of grant as determined by our board of directors. Each director paid for his shares with a full-recourse promissory note in the amount of $150,000, secured by a pledge of the purchased shares. Payments of principal on the notes were due in four equal annual installments commencing on the second anniversary of the date of the note. Interest on the notes accrued at the rate of 6.21%. All of these promissory notes have been paid in full.

STOCK PRICE PERFORMANCE GRAPH
      The following graph compares the total cumulative return to our shareholders on shares of Qualstar’s common stock during the period from June  23, 2000 (the date of our initial public offering) through June 30, 2004, with the cumulative total returns of the Nasdaq Stock Market Composite Index and the Nasdaq Computer Manufacturers’ Index. The graph assumes that the value of the investment in Qualstar’s common stock and each index was $100.00 on June 23, 2000.

	June 23,	June 30,	June 30,	June 30,	June 30,	June 30,
	2000	2000	2001	2002	2003	2004

Qualstar Corp	100.00	99.19	84.86	79.68	71.26	79.29
NASDAQ Composite Index(1)	100.00	103.42	56.15	38.25	42.47	53.53
NASDAQ Computer Mfg. Index(2)	100.00	104.44	42.33	27.66	31.76	36.95

(1)	Total return calculations for the NASDAQ Composite Index were performed by Standard & Poor’s.

(2)	Total return calculations for the NASDAQ Computer Manufacturing Index were performed by Standard & Poor’s.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Qualstar’s executive officers and directors, and persons who beneficially own more than ten percent of Qualstar’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and persons who beneficially own more than ten percent of Qualstar’s common stock are required by SEC regulations to furnish Qualstar with copies of all Section 16(a) forms they file.
      Based solely upon our review of the copies of reporting forms furnished to Qualstar, and written representations that no other reports were required, we believe that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to directors, officers and any persons holding more than ten percent of Qualstar’s common stock with respect to the fiscal year ended June 30, 2004, were satisfied on a timely basis.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee of the Board of Directors is composed of three non-employee directors who satisfy the current Nasdaq requirements with respect to independence, financial expertise and experience. The Audit

Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A to this proxy statement.
      The role of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting processes, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.
      In this context, the Audit Committee: (a) has reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the audited financial statements for the fiscal year ended June 30, 2004; (b) has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); (c) has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with them their independence from the Company and its management; (d) has considered whether the independent registered public accounting firm’s provision of non-audit services is compatible with maintaining their independence; and (e) has discussed with management and the independent registered public accounting firm the adequacy of the Company’s internal controls.
      The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving accounting or auditing. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent registered public accounting firm. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards, or that the Company’s independent registered public accounting firm meets the applicable standards for auditor independence.
      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended June 30, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Bruce E. Gladstone
Trude C. Taylor
Robert T. Webber
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Ernst & Young LLP, an independent registered public accounting firm, audited Qualstar’s financial statements for the fiscal year ended June 30, 2004. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

      Fees Paid to Independent Registered Public Accounting Firm. The aggregate fees billed by Ernst & Young LLP, an independent registered public accounting firm, for professional services rendered to Qualstar during the fiscal years ended June 30, 2004 and fiscal 2003 were comprised of the following:

	Fiscal	Fiscal
	2004	2003

Audit Fees	$140,000	$131,000
Audit-related fees	54,000	25,000
Tax fees	162,000	70,000
All other fees	—	—

Total fees	$356,000	$226,000

      Audit fees include fees for professional services rendered in connection with the audit of our consolidated financial statements for each year and reviews of our unaudited consolidated quarterly financial statements, as well as fees related to consents and reports in connection with regulatory filings for those fiscal years.
      Audit-related fees in fiscal 2004 and 2003 were primarily for general assistance in connection with the implementation of procedures required to comply with rules and regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002.
      Tax fees related primarily to tax compliance and advisory services, representation of the Company in the audit of a prior fiscal year by the Internal Revenue Service and the preparation of federal and state tax returns for each year. Tax fees for fiscal 2004 also include professional services rendered in connection with determining the availability of research and development tax credits.
      Audit Committee Pre-Approval Policies and Procedures. Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm in accordance with applicable Securities and Exchange Commission rules. The Audit Committee adopted a written pre-approval policy on June 25, 2003, and all services performed by Ernst & Young in connection with engagements subsequent to June 25, 2003 were pre-approved in accordance with the Audit Committee’s pre-approval policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
SHAREHOLDER PROPOSALS
Proposals to be Included in Our Proxy Statement
      A shareholder who wishes to have a proposal considered for inclusion in our proxy statement for action at the next Annual Meeting of Shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. The proposal must be in writing and be received by the Secretary of Qualstar at our principal place of business no later than October 13, 2005.
Advance Notice Procedures
      If a shareholder desires to have a proposal acted upon at the next Annual Meeting of Shareholders that is not included in our proxy statement in accordance with SEC Rule 14a-8, or if a shareholder desires to nominate someone for election to our Board of Directors, the shareholder must follow the procedures outlined in our bylaws. Our bylaws provide that in order for a shareholder proposal to be considered at an annual meeting of shareholders, written notice of the proposal must be received by the Secretary of Qualstar generally not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of shareholders. The notice must contain information required by our bylaws, including a description of the proposal and any material interest of the shareholder relating to such proposal.
      In order to nominate someone for election to our Board of Directors at an annual meeting of shareholders, written notice of the proposed nomination must be received by the Secretary of Qualstar not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of shareholders. The notice must contain information required by our bylaws regarding the shareholder and the nominee, as well as information required to be included in a proxy statement by SEC rules and regulations.
      Accordingly, in order for a shareholder proposal or nomination to be considered at the next Annual Meeting of Shareholders, a written notice of the proposal or the nomination, which includes the information required by our bylaws, must be received by the Secretary of Qualstar between December 17, 2005 and January 16, 2006.
      A copy of the full text of the bylaw provisions containing the advance notice procedures described above may be obtained upon written request to the Secretary of Qualstar at our principal place of business.

By Order of the Board of Directors

Richard A. Nelson
Secretary
February 15, 2005

Exhibit A
QUALSTAR CORPORATION
Audit Committee Charter
Adopted on November 13, 2003

I.	Purpose
      This Charter governs the operations and organization of the Audit Committee (the “Committee”) of Qualstar Corporation (the “Company”). The Committee is created by the Board of Directors of the Company to assist the Board in its oversight of:

1. The integrity and quality of the financial statements of the Company;

2. The qualifications, independence and performance of the Company’s independent auditors;

3. The adequacy and effectiveness of the Company’s accounting system, disclosure controls and system of internal controls;

4. Compliance by the Company with legal and regulatory requirements.
      The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditors engaged for the purpose of rendering an audit report on the financial statements of the Company or performing other audit, review or related services for the Company. The Committee’s responsibilities include resolution of any disagreements between management of the Company and the independent auditors regarding financial reporting. The independent auditors shall report directly to the Committee.
      In the course of performing these functions, the Committee shall report regularly to the Board of Directors and shall endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the independent auditors and the financial and executive management of the Company.
      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.
      While the Committee has the responsibilities and powers set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits of the Company’s annual financial statements or reviews of the Company’s quarterly financial statements, or to determine that such financial statements are complete or accurate or that they have been prepared in conformity with generally accepted accounting principals (“GAAP”). These are the responsibilities of management of the Company and the independent auditors.
II.                 Membership
      The Committee shall consist of at least three members of the Board, each of whom shall be an “independent” director in accordance with the independence requirements set forth in the rules of the National Association of Securities Dealers, Inc. governing companies listed on the Nasdaq Stock Market, and the independence requirements set forth in the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). The members of the Committee shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall be “financially literate” (able to rend and understand financial statements at the time of appointment) as determined by the Board in its business judgment. At least one member of the Committee shall be an “audit committee financial expert” as such term is defined from time-to-time in the rules and regulations promulgated by the SEC.

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III.	Committee Organization and Procedures
      1. The Board of Directors shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair or a majority of the members of the Committee present at the meeting) shall preside at all meetings of the Committee.
      2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.
      3. The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly. The Chair of the Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this Charter.
      4. The Committee may, in its discretion, include in its meetings members of the Company’s financial and executive management, representatives of the independent auditors, and other financial personnel employed or retained by the Company and other persons, provided that the Committee shall periodically meet with the independent auditors, and management in separate sessions in order to discuss issues warranting independent Committee attention.
      5. The Committee may, in its discretion, utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain such other legal counsel, accountants or other advisers if it determines that such counsel, accountants or other advisers are necessary or appropriate under the circumstances. The Committee may, in its discretion, conduct or authorize investigations into matters which the Committee determines are within the scope of its responsibilities. The Company shall provide for appropriate funding as determined by the Committee for the services of any independent auditors or legal, accounting or other advisers retained by the Committee.
      6. The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate and in the best interests of the Company.

IV.	Authority and Responsibilities
      In addition to any other responsibilities that may be assigned from time to time by the Board, the Committee is responsible for the following matters:

A.	Independent Auditors
      1. The independent auditors shall be ultimately accountable to the Committee in connection with the audit of the Company’s financial statements and related services. The Committee has the sole authority to retain and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms and all non-audit services to be provided by the independent auditors.
      2. The Committee shall pre-approve all audit and non-audit services to be provided by the Company’s independent auditors. The Committee may consult with management in the decision making process, but may not delegate this authority to management. The Committee may, from time to time, delegate its authority to pre-approve non-audit services on a preliminary basis to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting.
      3. The Committee shall review and approve the scope and staffing of the independent auditors’ annual audit plan(s).
      4. The Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the full Board on at least an annual basis.

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      5. As part of such evaluation, at least annually, the Committee shall obtain and review a written report or reports from the Company’s independent auditors:

•	Describing the independent auditors internal quality-control procedures;

•	Describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and (iii) any steps taken to deal with any such issues;

•	Describing all relationships between the independent auditors and the Company; and

•	Assuring that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.
      Based on such report(s) and the independent auditors’ work throughout the year, the Committee shall evaluate the independent auditor’s qualifications, performance and independence. This evaluation shall include the review and evaluation of the audit engagement partners and other personnel of the independent auditor and take into account the opinions of management. In addition to assuring the regular rotation of the audit engagement partners and other personnel, as required by applicable law, the Committee should consider from time-to-time whether the regular rotation of the independent auditors is warranted in order to ensure auditor independence.
      6. The Committee shall receive from the independent auditors, at least annually, a written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1 (it being understood that the independent auditors are responsible for the accuracy and completeness of this statement). The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditors. If the Committee determines that further inquiry is advisable, the Committee shall take any appropriate action in response to the independent auditors’ report to satisfy itself of the auditors’ independence.
      7. The Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditors to insure that independence of the independent auditors is maintained as required by applicable law.
      8. The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.
      9. The Committee shall obtain and review timely reports from the independent auditors on:

•	All critical accounting policies and practices used;

•	All alternative treatments of financial information within GAAP that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

•	Other material written communications between the independent auditors and the Company’s management, such as any management letter or schedule of unadjusted differences.

B. Financial Statements; Disclosure and Other Risk Management and Compliance Matters
      1. The Committee shall review with management, and the independent auditors, in separate meetings if the Committee deems it appropriate:

•	The annual audited financial statements, related footnotes, disclosures and all required management certifications, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Form 10-K;

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•	The quarterly financial statements and related footnotes, disclosures and all required management certifications, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Form 10-Q;

•	Any analyses or other written communications prepared by management, and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	The critical accounting policies and practices of the Company;

•	Related-party transactions and off-balance sheet transactions and structures;

•	Any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	Regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).
      2. The Committee shall review, in conjunction with management, the Company’s policies with respect to the Company’s earnings press releases and all financial information, such as earnings guidance provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information.
      3. The Committee or its Chair may review any of the Company’s earnings press releases as the Committee or the Chair deems appropriate.
      4. The Committee shall, in conjunction with the CEO and CFO of the Company, review the Company’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses, and any fraud involving management or other employees with a significant role in such controls and procedures.
      5. The Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61:

•	Any restrictions on the scope of the independent auditors’ activities or access to requested information;

•	Any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

•	Any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;

•	Any management or internal control letter issued, or proposed to be issued, by the auditors; and

•	Any significant disagreement between the Company’s management and the independent auditors.
      6. The Committee shall review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.
      7. The Committee shall establish procedures for:

•	The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

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      8. The Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.
      9. The Committee shall prepare the Committee report that SEC rules require to be included in the Company’s annual proxy statement.

C.	Reporting to the Board
      1. The Committee shall report to the Board at its next ensuing meeting the matters discussed at the last meeting of the Committee. This report shall include a review of any issues that arose with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, compliance by the Company with legal and regulatory requirements and any other matters that the Committee deems appropriate or is requested to be included by the Board.
      2. At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.
      3. The Committee shall on an annual basis review and assess the adequacy of this Charter and recommend any proposed changes to the Board.

D.	Other Responsibilities
      1. The Committee shall review periodically the Company’s progress towards complying with the Sarbanes-Oxley Act of 2002.
      2. The Committee shall review and assess the Company’s processes for administering a Code of Business Conduct and Ethics for its principal executive officer and senior finance officers and personnel.
      3. The Committee has the responsibility for oversight of the investment of excess cash. The Committee, on a quarterly basis, shall receive a report prepared by management that summarizes the trading activities, the duration of the portfolio, the return on the overall portfolio and any additional information considered necessary to understand the current investment strategy. The Committee may make recommendations to amend or alter the Company’s investment guidelines as it deems necessary or appropriate.
      4. The Committee shall receive periodic reports from the CFO and/or Controller relating to significant accounting developments including emerging issues and the impact of accounting changes where material.
      5. The Committee shall receive periodic reports from the CFO relating to the services provided by the independent auditors and to determine whether such services are in compliance with the Company’s Pre-Approval Policy for audit and non-audit services.

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PROXY
QUALSTAR CORPORATION
3990-B Heritage Oak Court
Simi Valley, California 93063
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QUALSTAR CORPORATION
  The undersigned hereby appoints William J. Gervais and Richard A. Nelson, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of QUALSTAR CORPORATION which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Grand Vista Hotel located at 999 Enchanted Way, Simi Valley, California 93065 on March 17, 2005, at 9:30 a.m. Pacific Time, and at any and all adjournments or postponements thereof, as follows:

1.	Election of Directors:

☐	FOR	☐	WITHHOLD AUTHORITY
	all nominees listed below (except as indicated to the contrary below)		to vote for all nominees listed below
William J. Gervais, Richard A. Nelson, Carl W. Gromada, Jose M. Miyar, Robert E. Rich and Robert T. Webber
(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)
This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this Proxy will be voted FOR the election of the nominees listed above.
IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

    (continued from reverse side)
    This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated February 15, 2005.

Dated:

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by two or more persons, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.
Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If your address is incorrectly shown, please print changes.